Exhibit 10.19

Orchestra BioMed, Inc.

2018 Stock Incentive Plan

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Plan Document

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Adopted by the Board of Directors: [•], [Year of Plan Adoption]
Adopted by the Stockholders: [•], [Year of Plan Adoption]

1.	General.

(a) Purpose. Orchestra BioMed, Inc. hereby establishes this 2018 Stock Incentive Plan. This Plan is intended (i) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (ii) to incentivize Employees, Directors, and Consultants with long-term, equity-based compensation to align their interests with the interests of the Company’s stockholders; and (iii) to promote the success of the Company’s business.

(b) Eligible Award Recipients. Employees, Consultants, Directors, or individuals or Persons to whom an offer of a service relationship as an Employee, Consultant, or Director has been or is being extended (together, “Eligible Persons”) may receive Awards of Options, Restricted and Unrestricted Shares, and RSUs, subject to the terms of this Plan.

(c) Definitions. Capitalized terms in this Plan are defined in Section 22.

(d) Effective Date. This Plan shall become effective on the date it is approved by a majority of votes cast at a duly held meeting of the Company’s stockholders (or by such other stockholder vote that the Committee determines to be sufficient for the issuance of Shares and Awards according to the Company’s governing documents and Applicable Law).

(e) Effect on Other Plans, Awards, and Arrangements. No payment pursuant to this Plan shall be taken into account in determining any benefits under any Company or any Affiliate benefit plan, except to the extent otherwise expressly provided in writing in such other plan.

2.	Shares Available for Awards.

(a) Share Reserve; In General. A total of [16.6% of fully diluted] Shares may be issued under this Plan, subject to Section 9 below; provided, however, that upon the first subsequent equity offering after the Effective Date resulting in proceeds to the Company of at least $16,000,000, the number of Shares that may be issued under this Plan (accounting for previously issued Awards) shall, upon the closing of such equity offering, automatically be increased to 16.6% of the fully diluted Shares, subject to Section 9 below (such Shares, collectively, the “Share Reserve”). The Shares deliverable pursuant to Awards shall be authorized but unissued or reacquired Shares, including Shares that the Company repurchased on the open market or otherwise, or that the Company otherwise holds in treasury or trust.

(b) Replenishment; Counting of Shares. Any Shares reserved for a given Award will again be available for future Awards if the Shares for any reason will never be issued to a Participant or Beneficiary (e.g., due to the Award’s forfeiture, cancellation, or expiration, or pursuant to an Award providing for settlement solely in cash rather than in Shares). Furthermore, (i) Shares withheld in connection with any exercise price or Withholding Taxes relating to an Award shall not constitute shares delivered to the Participant and shall again be available for Awards under the Plan, and (ii) Shares tendered by a Participant in satisfaction of Withholding Taxes or payment of exercise price shall be available for future Awards under the Plan.

(c) ISO Share Reserve. The number of Shares that are available for ISO Awards shall not exceed [16.6% of fully diluted] Shares (as adjusted under Section 9, and to the full extent allowable under Treas. Reg. § 1.422-2(b)(3)(iii) as in effect on the Effective Date).

3.	Eligibility.

(a) General Rule. The Committee shall determine which Eligible Persons may receive Awards. Each Award shall be evidenced by an Award Agreement that: sets forth the Grant Date and all other terms and conditions of the Award; is signed on behalf of the Company; and (unless waived by the Committee) is signed by the Eligible Person in acceptance of the Award. The grant of an Award shall not obligate the Company or any Affiliate to continue the employment or service of any Eligible Person, or to provide any future Awards or other remuneration at any time thereafter.

(b) Consultants. A Consultant is eligible for an Award only if, at grant, the offer and/or sale of Company securities to the Consultant is exempt under Rule 701 or satisfies another exemption under the Securities Act of 1933, as amended, and complies with all other Applicable Law.

4.	Stock Options.

(a) Grants. For U.S. Taxpayers, Options only may be granted if the Eligible Person is providing services to the Company or any of its subsidiaries such as to qualify the Company as an eligible issuer of service recipient stock within the meaning of Code Section 409A unless the Award is an ISO. Subject to the special rules for ISOs set forth in Section 4(b) below, the Committee may grant Options to Eligible Persons pursuant to Award Agreements setting forth the type of Option (ISO or Non-ISO) and terms and conditions for exercisability, vesting, and other requirements consistent with this Plan, as the Committee deems appropriate, and that may differ for any reason between Eligible Persons, provided in all instances that, for U.S. Taxpayers:

(i)	the exercise price of each Option shall be at least 100% of the Fair Market Value of the underlying Shares on the Grant Date (except the exercise price may be lower than 100% of such Fair Market Value if the Award replaces a previously issued Option or the Award is designated as a “Section 409A Award” and has a fixed exercise date or otherwise designed to comply with Code Section 409A); and

(ii)	no Option can be exercised beyond 10 years after its Grant Date (or any such shorter period specified in the Award Agreement).

(b) Special ISO Provisions. The following provisions control any ISO grants:

(i)	Eligibility. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Code Section 424.

(ii)	Documentation. Each Option intended to be an ISO must be specifically designated as an ISO in the Award Agreement; provided that any Option designated as an ISO will be a Non-ISO to the extent the Option does not meet the requirements of Code Section 422 or the provisions of this Section 4(b). In the case of an ISO, the Committee shall determine on the Grant Date the acceptable methods of paying the exercise price for Shares, and it shall be included in the Award Agreement.

(iii)	$100,000 Limit. To the extent that the aggregate Fair Market Value (determined at the Grant Date) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or other limit established in the Code), the excess Options or part thereof shall be treated as Non-ISOs (starting with the most recently granted Options), notwithstanding anything to the contrary in an Award Agreement. If the limitations of Code Section 422 are amended, the limitations of this subsection automatically shall be adjusted accordingly.

(iv)	Grants to Ten Percent Holders. An ISO may be granted to an Employee who on the Grant Date owns (within the meaning of Code Section 422) stock representing more than 10% of the combined voting power of all classes of stock of the Company only if (A) the term of the ISO is no more than five years from the Grant Date, and (B) the exercise price is at least 110% of the Fair Market Value of the underlying Shares on the Grant Date. If the limitations in Code Section 422 are amended, the limitations of this subsection automatically shall be adjusted accordingly.

(v)	Substitution of Options. If the Company or an Affiliate acquires (whether by purchase, merger, or otherwise) all or substantially all outstanding capital stock or assets of another corporation, or in the event of any reorganization or other transaction qualifying under Code Section 424, the Committee may, in accordance with the provisions of that Code Section, substitute ISOs for ISOs previously granted under the plan of the acquired company or its affiliate, provided (A) the excess of the aggregate Fair Market Value of the Shares subject to an ISO immediately after the substitution over the aggregate exercise price of such shares is not more than the similar excess immediately before the substitution, and (B) the new ISO does not give additional benefits to the Participant, including any extension of the exercise period.

(vi)	Notice of Disqualifying Dispositions. By executing an ISO Award Agreement, a Participant agrees to notify the Company in writing immediately after the Participant sells, transfers or otherwise disposes of any Shares acquired through exercise of the ISO, if such disposition occurs within either (A) two years of the Grant Date, or (B) one year after the exercise of the ISO being exercised. Each Participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any Applicable Laws.

(c) Method of Exercise. Unless otherwise provided in an Award Agreement, each Option may be exercised in whole or in part (provided that the Company shall not be required to issue fractional shares) before it expires, but only pursuant to the applicable Award Agreement, and not during any exercise blackout periods the Committee implements from time to time in its sole discretion. Exercise shall occur by delivery of both (A) written or electronic notice of exercise to the secretary of the Company, and (B) payment of the full exercise price for the Shares being purchased. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i)	cash or check payable to the Company (in U.S. dollars);

(ii)	other Shares that (A) are owned by the Participant, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) at the time of the surrender are free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions on the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to the Participant), and (D) are duly endorsed for transfer to the Company; provided that doing so would not violate the provisions of any Applicable Law or agreement restricting the redemption of the Company’s stock;

(iii)	a net exercise by surrendering to the Company Shares otherwise receivable on exercise of the Option (e.g., the Company will reduce the number of Shares issued on exercise of the Option by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price); provided that the Company consents at the time of exercise, the Option is a Non-ISO, the Participant pays any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment, and Shares will no longer be outstanding under the Option and will not be exercisable thereafter if those Shares (A) are used to pay the exercise price pursuant to the “net exercise,” (B) are delivered to the Participant as a result of such exercise, or (C) are withheld to satisfy the Participant’s Withholding Taxes;

(iv)	a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may elect to concurrently provide irrevocable instructions (A) to the Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable Withholding Taxes, and (B) to the Company to deliver the certificates for the purchased Shares directly to the broker or dealer in order to complete the sale;

(v)	any combination of the foregoing methods of payment; or

(vi)	any other form of legal consideration acceptable to the Committee in its sole discretion.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option and an Option will not be deemed exercised until the Company has received sufficient funds or value to cover the full exercise price due and all applicable Withholding Taxes.

(d) Exercise of Unvested Non-ISO Options. The Committee may in its sole discretion set forth in an Award Agreement that a Participant may exercise an unvested Non-ISO Option, in which case the Shares then issued shall be Restricted Shares having the same vesting restrictions as the unvested Option.

(e) Termination of Continuous Service. The Committee may set forth in the applicable Award Agreement the terms and conditions by which an Option is exercisable, if at all, after the date of a Participant’s termination of Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option on the date of a Participant’s termination of Continuous Service, or if the Participant (or other Person entitled to exercise the Option) does not exercise the Option within the time specified in the Award Agreement or below (as applicable), the Option shall terminate. Notwithstanding the foregoing, if the Company has a contingent contractual obligation to provide for accelerated vesting or extended exercisability of a Participant’s Options after termination of the Participant’s Continuous Service, such Options shall remain outstanding until the maximum contractual time for determining whether such contingency will occur, and terminate at such time if the contingency has not then occurred; provided that for Options held by U.S. Taxpayers the foregoing shall not cause an Option to be exercisable after the 10-year anniversary of its Grant Date or the date such Option otherwise would have terminated had the Participant remained in Continuous Service.

Subject to the preceding paragraph and Section 4(g) and to the extent an Award Agreement does not otherwise specify the terms and conditions upon which an Option shall terminate when a Participant terminates Continuous Service, the following provisions apply:

Reason for Terminating Continuous Service	Option Termination Date
(I) For Cause.	All Options, whether or not vested, shall immediately expire effective on the date of termination of the Participant’s Continuous Service, or when Cause first existed if earlier.
(II) The Participant dies or becomes Disabled during Continuous Service (in either case unless Reason I applies).	All unvested Options shall immediately expire effective as of the date of termination of the Participant’s Continuous Service, and all vested and unexercised Options shall expire 12 months after such termination.
(III) Any other reason.	All unvested Options shall immediately expire effective on the date of termination of the Participant’s Continuous Service. All vested and unexercised Options shall expire 90 days after the date of termination of the Participant’s Continuous Service.

(f) Blackout Periods. If there is a blackout period (whether under the Company’s insider trading policy, Applicable Law, or a Committee-imposed blackout period) that prohibits buying or selling Shares during any part of the 10-day period before an Option expires due to a Participant’s termination of Continuous Service, the Option exercise period shall be extended until 10 days after the end of the blackout period. Notwithstanding anything to the contrary in this Plan or any Award Agreement, no Option can be exercised beyond the date its original term expires as set forth in the Award Agreement or the date on which the Option otherwise would become unexercisable absent termination of Continuous Service.

(g) Company Cancellation Right. Subject to Applicable Law, if the Fair Market Value for Shares subject to any Option is more than 33% below their exercise price for more than 90 consecutive business days, the Committee unilaterally may declare the Option terminated, effective on the date the Committee provides written notice to the Option holder. The Committee may take such action with respect to any or all Options granted under the Plan or with respect to any individual Option holder or class(es) of Option holders.

(h) Exchange Program. The Committee may at any time offer to buy out an Option, in exchange for a payment in cash or Shares, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(i) Non-Exempt Employees. An Option granted to an Employee who is non-exempt for purposes of the Fair Labor Standards Act of 1938, as amended, will not be first exercisable for any Shares until at least six months after the Grant Date of the Option (although the Award may vest prior to such date). Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, the vested portion of any Option may be exercised earlier than six months after the Grant Date: (i) if the non-exempt Employee dies or becomes Disabled, (ii) upon a corporate transaction in which the Option is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as may be defined in the Participant’s Award Agreement or other agreement with the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines). The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. Notwithstanding Section 4(e), to the extent necessary to accomplish the foregoing, a vested Option will not terminate until six months after the Grant Date.

5.	Restricted Shares, RSUs, and Unrestricted Shares.

(a) Grant. The Committee may grant Restricted Shares, RSUs, or Unrestricted Shares to Eligible Persons, in all cases pursuant to Award Agreements setting forth terms and conditions consistent with this Plan. As to each Restricted Share or RSU Award, the Committee shall establish the number of Shares deliverable or subject to the Award (which may be determined by a written formula), and the period(s) of time at the end of which all or some restrictions specified in an Award Agreement shall lapse, and the Participant shall receive vested Shares (or cash to the extent provided in the Award Agreement) in settlement of the Award. Such conditions may include restrictions concerning voting rights and transferability, and may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of Continuous Service; individual, group, or divisional performance criteria; or Company performance. Subject to applicable law, the Committee may make Restricted Share and RSU Awards with or without the requirement for payment of consideration. In addition, the Committee may grant Awards hereunder in the form of Unrestricted Shares which shall be vested on the Grant Date or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of compensation that otherwise would be paid.

(b) Vesting and Forfeiture. In an Award Agreement granting Restricted Shares or RSUs, the Committee shall set forth the terms and conditions that establish a “substantial risk of forfeiture” under Code Section 83, and when the Participant’s interest in the Restricted Shares or Shares subject to RSUs become vested and non-forfeitable. Except as set forth in the Award Agreement or as the Committee otherwise determines, the Participant shall forfeit his or her non-vested Restricted Shares and RSUs upon termination of his or her Continuous Service for any reason; provided that if the Participant purchases Restricted Shares and forfeits them for any reason, the Company shall repurchase such Shares for the consideration described in Section 6(c). Notwithstanding the foregoing, if the Company has a contingent contractual obligation to provide for accelerated vesting of Restricted Shares or RSUs after termination of a Participant’s Continuous Service, such Restricted Shares or RSUs shall remain outstanding until the maximum contractual time for determining whether such contingency will occur, and terminate or be forfeited, as applicable, at such time if the contingency has not then occurred.

(c) Certificates for Restricted Shares. Unless otherwise provided in an Award Agreement, the Company shall hold certificates or, if not certificated, other indicia representing Restricted Shares until the restrictions lapse, and, if Restricted Shares are certificated, the Participant shall provide the Company with appropriate stock powers endorsed in blank. The Participant’s failure to provide such stock powers within 10 days after a written request from the Company shall entitle the Committee to unilaterally declare all or some of the Participant’s Restricted Shares forfeited.

(d) Section 83(b) Elections. A Participant may make an election under Code Section 83(b) with respect to Restricted Shares.

(e) Issuance of Shares upon Vesting. As soon as practicable after a Participant’s Restricted Shares vest (or the right to receive Shares underlying RSUs vests) and unless a deferral election has been validly made, if so permitted by the Committee, the Company shall deliver to the Participant, free from vesting restrictions, one Share for each surrendered and vested Restricted Share (or deliver one Share free of the vesting restriction for each vested RSU), unless an Award Agreement provides otherwise and subject to Section 7 regarding Withholding Taxes. No fractional Shares shall be distributed, and cash shall be paid in lieu thereof; provided, however, the Committee may provide that fractional Shares shall accumulate. Subject to any deferral election, if there is a blackout period (whether under the Company’s insider trading policy, Applicable Law, or a Committee-imposed blackout period) that prohibits a Participant from buying or selling Shares, the settlement of RSUs held by such Participant shall be automatically deferred to the first to occur of (1) the first trading day after the expiration of the blackout period, or (2) March 1 of the year following the year when vesting occurs.

6.	Right of First Refusal; Right of Repurchase.

(a) Right of Repurchase. Subject to the “Repurchase Limitation” in Section 6(c), the Award Agreement for an Option, Restricted Shares, RSUs, or Unrestricted Shares may include a provision whereby the Company or its designee may elect to repurchase all or any part of the vested Shares acquired by the Participant pursuant to an Award.

(b) Right of First Refusal. The Award Agreement for an Option, Restricted Shares, RSUs, or Unrestricted Shares, may include a provision whereby the Company or its designee may elect to exercise a right of first refusal following receipt of notice from the Participant of the intent to transfer all or any part of the Shares received upon the exercise of the Award. Such right of first refusal shall be subject to the “Repurchase Limitation” in Section 6(c). The Shares also shall be subject to whatever right of first refusal and other limitations that may exist in the Bylaws or other organizational documents of the Company.

(c) Repurchase Limitation. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, the repurchase price for vested Shares shall be the Fair Market Value of the Shares on the date of repurchase, except that, if the Participant’s service relationship with the Company or its Affiliates was terminated by the Company for Cause, then the repurchase price shall be the lower of (i) the Fair Market Value of the Shares on the date of repurchase, or (ii) their original purchase price. The repurchase price for Restricted Shares shall be the lower of (i) the Fair Market Value of the Shares on the date of repurchase, or (ii) their original purchase price. However, the Company shall not exercise its repurchase right until at least six months (or such longer or shorter period of time necessary to avoid classification of the Award as a liability for financial accounting purposes) have elapsed following delivery of the Shares subject to the Award, unless otherwise specifically provided by the Committee.

7.	Taxes; Withholding; Code §409A.

(a) General Rule. Notwithstanding any provision of this Plan or an Award Agreement to the contrary, Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards, and neither the Company, nor the Committee, nor any Affiliate, nor any of their employees, directors, or agents shall have any duty or obligation to mitigate, minimize, indemnify, or to otherwise hold any Participant harmless from any such consequences.

(b) Withholding. The Company’s obligation to deliver Shares (or to pay cash) to Participants pursuant to Awards is at all times subject to their prior or coincident satisfaction of all Withholding Taxes. Except as otherwise provided under the Plan or in an Award Agreement, no later than the date as of which an amount first becomes includible in a Participant’s taxable income for U.S. federal, state, local or non-U.S. income or social insurance tax purposes with respect to an Award, the Participant shall pay to the Company (or to the Affiliate employing the Participant), or make arrangements satisfactory to the Company (or such Affiliate) for the payment of, any such Withholding Taxes (which normally will not apply to non-Employees). Notwithstanding the foregoing, the Company and its Affiliates may, in each of their sole discretion, withhold a sufficient number of Shares that are otherwise issuable to the Participant pursuant to the Award (and/or cash that is otherwise payable to the Participant) in order to satisfy all or part of Withholding Taxes.

(c) U.S. Code Section 409A. To the extent that the Committee determines that any Award granted under this Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, this Plan and Award Agreements shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. The Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures or cancelling all or some Awards with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate (i) to exempt an Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) to comply with the requirements of Code Section 409A and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

(d) U.S. Code Sections 280G and 4999. Notwithstanding anything else contained in the Plan or any other document to the contrary, in no event shall the vesting of any Award or payment be accelerated to an extent or in a manner so that such Award or payment, together with any other compensation and benefits provided to, or for the benefit of, a Participant under any other plan or agreement of the Company or its Affiliates, would not be fully deductible by the Company or one of its Affiliates for U.S. federal income tax purposes because of Section 280G of the Code. If a holder of an Award would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the Company shall reduce or eliminate such parachute payments in the following order so that the Company or one of its Affiliates is not denied federal income tax deductions because of Section 280G of the Code: cash severance benefits shall be reduced or eliminated first, then any accelerated vesting of Options shall be reduced or eliminated, then accelerated vesting of Restricted Shares and then RSUs shall be reduced or eliminated, and finally any other benefits to which the Participant is or may be entitled shall be reduced or eliminated. Notwithstanding the foregoing, if a Participant is a party to a written agreement with the Company or one of its Affiliates, or is a participant in a severance program sponsored by the Company or one of its Affiliates that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), or the applicable Award Agreement includes such provisions, the Section 280G and/or Section 4999 provisions of such other agreement or plan, as applicable, shall control as to the Awards held by that Participant.

(e) Unfunded Tax Status. This Plan is an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Person pursuant to an Award, nothing in this Plan or any Award Agreement shall give the Person any rights greater than those of a general creditor of the Company or any Affiliate, and a Participant’s rights under this Plan at all times constitute an unsecured claim against the Company’s general assets for the collection of benefits as they come due. Neither the Participant nor his or her duly-authorized transferee or Beneficiaries shall have any claim against or rights in any specific assets, Shares, or other funds of the Company, except as may be the case with respect to Restricted Shares.

8.	Non-Transferability of Awards.

(a) General. Except as set forth in this Section, or as otherwise approved by the Committee and subject to restrictions on transfer contained in the Bylaws or other organizational documents of the Company, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a death Beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, by the duly-authorized legal representative of a holder who is Disabled, or by a transferee permitted by this Section.

(b) Limited Transferability Rights. Subject to restrictions on transfer contained in the Bylaws or other organizational documents of the Company, the Committee may in its discretion provide in an Award Agreement that an Award in the form of a Non-ISO, Restricted Shares, or RSUs may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s Immediate Family, (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated Beneficiaries, (iii) even in the case of an ISO, pursuant to a domestic relations order (provided, however, that if an Option is an ISO, such Option may be deemed a non-ISO as a result of such transfer), or (iv) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and this Plan.

(c) Death. In the event of the death of a Participant, any outstanding vested Awards issued to the Participant shall automatically be transferred to the Participant’s Beneficiary (or, if no Beneficiary is designated or surviving, to the person or persons to whom the Participant’s rights under the Award pass by will or the laws of descent and distribution in the state in which the Participant was domiciled at the time of his or her death).

9.	Change in Capital Structure; Change in Control; Etc.

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under this Plan but as to which no Awards have yet been granted or that have been returned to this Plan upon cancellation, forfeiture, or expiration of an Award, or any other Plan limits, as well as the exercise or other price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued Shares effected without receipt or payment of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards, or as an alternative to an adjustment, such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may, if substitute consideration is provided, require in connection therewith the surrender of all Awards so substituted. In any case, such substitution of consideration shall not require the consent of any Participant.

(b) Dissolution or Liquidation. Except as otherwise provided in an Award Agreement, in the event of the dissolution or liquidation of the Company other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such dissolution or liquidation, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control. In the event of a Change in Control but subject to the terms of any Award Agreements or employment-related agreements between the Company or any Affiliates and any Participant, each outstanding Award may be assumed or a substantially equivalent award may be substituted by the surviving or successor company or a parent or subsidiary of such successor company (in each case, the “Successor Company”) upon consummation of the transaction. Notwithstanding the foregoing, instead of having outstanding Awards be assumed or substituted with equivalent awards by the Successor Company, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant, take one or more of the following actions:

(i)	accelerate the vesting of Awards so that some or all Awards shall vest (and, to the extent applicable, become exercisable) as to some or all of the Shares that otherwise would have been unvested, and/or provide that repurchase rights of the Company, if any, with respect to Shares issued pursuant to an Award shall lapse;

(ii)	arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of all or some outstanding Awards (based on the Fair Market Value, on the date of the Change in Control, of the Award being cancelled, based on any reasonable valuation method selected by the Committee; provided that the Committee shall have full discretion to unilaterally cancel (A) either all Awards or only select Awards (such as only those that have vested on or before the Change in Control), and (B) any Options whose exercise price is equal to or greater than the Fair Market Value of the Shares, as of the date of the Change in Control, with such cancellation being without the payment of any consideration whatsoever to those Participants whose Options are being cancelled;

(iii)	terminate all or some Awards upon the consummation of the transaction; or

(iv)	make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate.

10.	Termination, Rescission, and Recapture of Awards.

(a) Each Award under this Plan is intended to align the Participant’s long-term interests with those of the Company. Accordingly, unless otherwise expressly provided in an Award Agreement, the Committee may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Shares or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections 10(b), 10(c), and 10(e) (collectively, the “Conditions”) at all times from the date of an Award through the later of its vesting or exercise.

(b) A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company or one of its Affiliates (or policy applicable to the Participant), including but not limited to those with regard to proprietary or confidential information or intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information) (each a “Confidentiality Agreement”), and a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country. Notwithstanding the Participant’s confidentiality obligations set forth in this Plan or any Confidentiality Agreements, pursuant to the Defend Trade Secrets Act of 2016, the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, he or she may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, if he or she (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order. In the event it is determined that disclosure of Company trade secrets was not done in good faith pursuant to the above, the Participant may be subject to substantial damages under federal criminal and civil law, including punitive damages and attorneys’ fees.

(c) Upon exercise, payment, or delivery of cash or Shares pursuant to an Award, the Participant shall, if requested in writing by the Committee (or the Company), certify on a form acceptable to the Committee (or, if applicable, the Company) that he or she is in compliance with the terms and conditions of this Plan.

(d) The Committee may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of a Participant’s relevant Awards or restricted Shares if the Committee determines, in its sole and absolute discretion, that (i) the Participant has materially violated any agreement between the Participant and the Company or one of its Affiliates, (ii) within six months after the termination of the Participant’s Continuous Service, the Participant has solicited any non-administrative employee of the Company to terminate employment with the Company, or (iii) during his or her Continuous Service, a Participant (A) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Committee in its sole and absolute discretion, is or is working to become competitive with the Company or one of its Affiliates; (B) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (C) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty.

(e) Within ten (10) days after receiving notice from the Committee of any such activity described in Section 10(d) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Shares), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares or, if Fair Market Value of the Shares is less than the exercise price, promptly pay to the Participant Fair Market Value of the returned Shares. Any payment by the Participant to the Company pursuant to this Section 10 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery.

(f) Notwithstanding the foregoing provisions of this Section 10, the Committee has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Committee’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section 10 shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of Continuous Service that does not violate the Conditions, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(g) If any provision within this Section 10 is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law.

(h) This Section 10 shall is supplemental to, and does not supersede, any other agreement between the Participant and the Company or any of its Affiliates.

11.	Recoupment of Awards.

(a) Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture relating to, any Award held by the Participant, if and to the extent—

(i)	the granting, vesting, or payment of an Award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(ii)	in the Committee’s view the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any Affiliate; or

(iii)	a lower granting, vesting, or payment of an Award would have occurred based on the conduct described in Section 10(b) above.

In each instance, the Committee may, to the extent practicable and allowable or required under Applicable Laws, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant; provided that the Committee will not seek, under this Section 11, Reimbursement, Termination or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three years prior to the first date of the applicable restatement period; provided, however, notwithstanding any other provision of the Plan, all Awards shall be subject to Reimbursement, Termination, Rescission, and/or Recapture to the extent required by Applicable Law, including but not limited to Section 10D of the Exchange Act.

12.	Administration of this Plan.

(a) In General. The Committee shall administer this Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and may prescribe, amend, and rescind such rules and regulations, and procedures for the conduct of its business as it deems advisable. In the absence of a Committee, the Board shall function as the Committee for all purposes of this Plan.

(b) Committee Composition. The Board shall appoint the members of the Committee. Subject to Applicable Law and the restrictions set forth in this Plan, the Committee may delegate administrative functions to individuals who are Directors or Employees, and may authorize one or more executive officers to make Awards to Eligible Persons other than themselves. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused. The Committee shall have the power to delegate to a subcommittee of the Board any of the administrative powers the Committee is authorized to exercise, subject to such resolutions, consistent with this Plan, as the Board may adopt from time to time.

(c) Powers of the Committee. Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion:

(i)	to grant Awards and to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or dollars to be covered by each Award;

(ii)	to determine, from time to time, the Fair Market Value of Shares;

(iii)	to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including what type or combination of types of Awards shall be granted; any applicable exercise or purchase price; the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced; the circumstances for vesting acceleration or waiver of forfeiture restrictions; and other restrictions and limitations;

(iv)	to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith, which need not be identical either as to type of Award or among Participants;

(v)	to construe and interpret the terms of this Plan and any Award Agreement, to determine the meaning of their terms, to correct any defect, omission or inconsistency in this Plan or any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan or an Award fully effective, and to prescribe, amend, and rescind rules and procedures relating to this Plan and its administration;

(vi)	to the extent consistent with the purposes of this Plan and without amending this Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(vii)	to require, as a condition precedent to the grant, vesting, exercise, settlement, and/or issuance of Shares pursuant to any Award, that a Participant agree to execute a general release of claims (in any form that the Committee may require, in its sole discretion, which form may include any other provisions, e.g., confidentiality and restrictions on competition, that are found in general claims release agreements that the Company utilizes or expects to utilize);

(viii)	in the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, settlement, or exercise of Awards, such as a system using an Internet website or interactive voice response, to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant through the use of such an automated system; and

(ix)	to make all determinations and to take all other actions that the Committee may consider necessary or desirable to administer the Plan or to effectuate its purposes.

(d) Powers of the Company. Unless applicable law requires otherwise, all administrative and discretionary authority given to the Company under this Plan shall be exercised by the most senior human resources executive of the Company, or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(e) Local Law Adjustments and Sub-plans.

(i)	To facilitate the making of any grant of an Award under this Plan, the Committee may adopt rules and provide for such special terms for Awards to Participants who are located within the United States, foreign nationals, or employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Without limiting the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Committee may adopt procedures or sub-plans and establish escrow accounts and trusts, and settle Awards in cash in lieu of shares, as may be appropriate, required or applicable to particular locations and countries.

(ii)	Action by Committee (e.g., to permit participation in this Plan by Eligible Persons who are non-United States nationals or are primarily employed or providing services outside the United States). The Committee may modify the terms of any Award under this Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States, in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non-United States tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this subsection in a manner that is inconsistent with the express terms of this Plan, so long as such modifications will not contravene any Applicable Law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other Employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation Consultant or other professional retained by the Company or the Committee to assist in the administration of this Plan, or by any Participant or Beneficiary.

(f) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms as it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of this Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of this Plan, or of any Award or Award Agreement, and all determinations the Committee makes pursuant to this Plan shall be final, binding, and conclusive (subject only to the Committee’s inherent authority to change its determinations). The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(g) Any determination made by the Committee with respect to any provisions of this Plan may be made on an Award-by-Award basis; the Committee has no obligation to be uniform, consistent, or nondiscriminatory between classes of similarly-situated Awards, except as required by Applicable Law.

(h) Claims Limitations Period. Any Participant who believes he or she is being denied any benefit or right under this Plan or under any Award may file a written claim with the Committee. Any claim must be delivered to the Committee within 45 days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designee, will notify the Participant of its decision in writing as soon as administratively practicable. Claims shall be deemed denied if the Committee does not respond in writing within 120 days of the date the written claim is delivered to the Committee. The Committee’s decision is final and conclusive and binding on all persons. No lawsuit relating to this Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

(i) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction, or determination made in good faith with respect to this Plan, any Award, or any Award Agreement. The Company shall pay or reimburse any Director, Employee, or Consultant who in good faith takes action on behalf of this Plan, for all expenses incurred with respect to this Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of this Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

(j) Expenses. The Company shall bear the expenses of administering this Plan.

13.	Modification of Awards and Substitution of Options.

Within the limitations of this Plan, the Committee may modify an Award to accelerate the rate at which an Option may be exercised, to accelerate the vesting of any Award, to extend or renew outstanding Awards, to accept the cancellation of outstanding Awards to the extent not previously exercised, or to make any change that this Plan would permit for a new Award. Notwithstanding the foregoing, no modification of an outstanding Award may materially and adversely affect a Participant’s rights thereunder unless (a) the Participant provides written consent to the modification, (b) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant, or (c) such modification is permitted by another Section of this Plan. Notwithstanding the foregoing, subject to the limitations of Applicable Law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary to maintain the qualified status of the Award as an ISO or to bring the Award into compliance with Section 409A of the Code.

14.	Plan Amendment and Termination.

The Board may amend or terminate this Plan as it shall deem advisable; provided that no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards (except pursuant to Section 9 above) unless such change is authorized by the stockholders of the Company to the extent required by Applicable Law. A termination or amendment of this Plan shall not materially and adversely affect a Participant’s vested rights under an Award previously granted to him or her, unless the Participant consents in writing to such termination or amendment. Notwithstanding the foregoing, the Committee may amend this Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof.

15.	Term of Plan.

If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date 10 years after the earlier of Board approval of this Plan and its Effective Date. No Awards shall be made under this Plan after its termination.

16.	Governing Law.

The terms of this Plan and all agreements hereunder shall be governed by the laws of the State of Delaware, without regard to the State’s conflict of laws rules.

17.	Laws and Regulations.

(a) General Rules. This Plan, the granting of Awards, the exercise of Options, and the obligations of the Company and Committee hereunder (including those to pay cash or to deliver, sell or accept the surrender of any of its Shares or other securities) shall be subject to all Applicable Law. In the event that any Shares are not registered under any Applicable Law prior to the required delivery of them pursuant to Awards, the Committee may require, as a condition to their issuance or delivery, that the persons to whom the Shares are to be issued or delivered make any written representations and warranties (such as that such Shares are being acquired by the Participant for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares) that the Committee may reasonably require, and the Committee may in its sole discretion include a legend to such effect on the certificates representing any Shares issued or delivered pursuant to this Plan.

(b) Blackout Periods. Notwithstanding any contrary terms within this Plan or any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any Option, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent the Committee determines that doing so is desirable or required to comply with applicable securities laws.

(c) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant with respect to one or more Awards under the Plan, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates each may transfer the Data to any third parties assisting the Company (including the Committee) in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company (including the Committee) in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting such Participant’s local human resources representative. The Company or the Committee may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.1

(d) Severability; Blue Pencil. In the event that any provision(s) of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not be affected thereby. If in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power, and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. Any arbitrator shall have the same rights, powers, and authority.

[1]	NTD: To be revised as necessary.

18.	No Stockholder Rights.

Neither a Participant nor any transferee or Beneficiary of a Participant shall have any rights as a stockholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to such Participant, transferee, or Beneficiary for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares or Restricted Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a stockholder with respect to the Shares underlying the Award (unless otherwise provided in the Award Agreement for Restricted Shares), notwithstanding its exercise in the case of Options. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan or an Award Agreement.

19.	No Obligation to Notify.

The Company and the Committee shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company and the Committee shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.

20.	Miscellaneous.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of Shares pursuant to Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Unless otherwise determined by the Board, corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.

(c) Share Replacement. Unless prohibited by Applicable Law, the Company may substitute any consideration in lieu of settlement of an RSU, to the extent such consideration is equal to the Fair Market Value of the Shares the Participant otherwise would receive.

21.	Pre-IPO Provisions.

Subject to any contrary terms set forth in any Award Agreement, for any period preceding the date of an initial public offering, this Section shall be applicable to any Shares subject to or issued pursuant to Awards. The provisions set forth below shall become null and void upon the occurrence of an initial public offering.

(a) Voting Agreement. As a condition for the delivery of any Shares pursuant to any Award, the Committee may require the Participant to execute and be bound by the Company’s Voting Agreement or any other agreement that generally exists between the Company and similarly-situated stockholders.

(b) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the federal securities laws, including the Company’s initial public offering, Participants shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired pursuant to Awards without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time, not exceeding 180 days, following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to such Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired pursuant to Awards until the end of the applicable stand-off period. The Company and its underwriters shall be beneficiaries of the agreement in this Section. Participants who are not Directors or officers shall be subject to this Section only if Directors and officers are subject to it.

(c) California Law Provisions. In order to conform with Applicable Laws for Awards to California residents, to the extent required by Section 260.140.8 of Title 10 of the California Code of Regulations and to the extent compliance with such section is required for the Shares subject to the Award to be exempt from registration in California, any repurchase right granted prior to the date on which the Shares become publicly-traded to a person who is not an officer, Director or Consultant shall be upon the following terms:

(i)	if the repurchase option gives the Company the right to repurchase the Shares upon termination of Continuous Service at not less than the Fair Market Value of the Shares to be purchased on the date of termination of Continuous Service, then

(A)	the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the Shares within six months of termination of Continuous Service (or in the case of Shares issued upon exercise of Options after such date of termination, within six months after the date of the exercise), and

(B)	the right terminates when the Shares become publicly traded; or

(ii)	if the repurchase option gives the Company the right to repurchase the Shares upon termination of the Participant’s Continuous Service at the original purchase price for such Shares, then

(A)	the right to repurchase at the original purchase price shall lapse at the rate of at least 20% of the Shares per year over five years from the Date of Grant (without respect to the date the Option was exercised or became exercisable), and

(B)	the right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the Shares within six months of termination of Continuous Service (or, in the case of Shares issued upon exercise of Options, after such date of termination, within six months after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant.

Furthermore, at no time while there is any Option outstanding and held by a Participant who was a resident of the State of California on the date of grant of such Option, shall the total number of Shares issuable upon exercise of all outstanding stock options and the total number of Shares provided for under any stock bonus or similar plan or agreement of the Company (in each case whether the grants occur as Awards or under another plan of the Company or any Affiliate) exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of the California Code of Regulations, based on the Shares that are outstanding at the time the calculation is made.

22.	Definitions.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements as shall be in place from time to time under any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any governmental authority, whether of the United States, any other country, and any provincial, state, or local subdivision, that relate to the administration of equity plans or equity awards, as well as any applicable stock exchange or automated quotation system rules or regulations.

“Award” means any award made, in writing or by an electronic medium, pursuant to this Plan, including awards made in the form of an Option, a Restricted Share, a RSU, an Unrestricted Share, or any combination thereof, whether alternative or cumulative.

“Award Agreement” means any written document (including in any electronic medium) setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award or receive payment or settlement under an Award after the Participant’s death.

“Board” means the Board of Directors of the Company.

“Cause” has the same meaning as set forth in any unexpired employment agreement or independent contractor agreement between the Company and the Participant for purposes of providing severance upon a termination without “Cause” or, in the absence of such agreement, as set forth in the Participant’s Award Agreement. If no such alternative definitions for “Cause” exist, “Cause” means that the Company determines in its reasonable discretion that any of the following situations gave rise to a Participant’s termination from Continuous Service: (a) the Participant committed, was convicted, or pled no contest or any similar plea to a misdemeanor involving acts of dishonesty or breach of fiduciary duty or any felony; (b) the Participant willfully or negligently failed to substantially perform his or her duties and responsibilities to the Company or deliberately violated a Company policy; (c) the Participant committed any act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (d) without authorization, the Participant used or disclosed any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (e) the Participant breached any of his or her material obligations under any written agreement with the Company. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or other service relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate. Furthermore, a Participant’s Continuous Service shall be deemed to have terminated for Cause within the meaning hereof if, at any time (whether before, on, or after termination of the Participant’s Continuous Service), facts or circumstances are discovered that would have justified a termination for Cause, regardless of whether the Participant initiated the termination of the Participant’s Continuous Service.

“Change in Control” means, unless another definition is set forth in an Award Agreement, the first of the following to occur after the Effective Date:

(i)	Acquisition of Controlling Interest. Any Person (other than Persons who are Employees or service providers at any time more than one year before a transaction) becomes the Beneficial Owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities. In applying the preceding sentence, an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be a Change in Control, as reasonably determined by the Board.

(ii)	Change in Board Control. During any consecutive one-year period commencing after the date of adoption of this Plan, individuals who constituted the Board at the beginning of the period (or their approved replacements, as defined in the next sentence) cease for any reason to constitute a majority of the Board. A new Director shall be considered an “approved replacement” Director if his or her election (or nomination for election) was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or were themselves approved replacement Directors, but in either case excluding any Director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board.

(iii)	Merger. The Company consummates a merger or consolidation of the Company with any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person (other than Persons who are Employees or service providers at any time more than one year before the transaction) becomes, as a result of such transaction, the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(iv)	Sale of Assets. The Company sells or disposes of all, or substantially all, of the Company’s assets.

(v)	Liquidation or Dissolution. The stockholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which (I) the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, or (II) any Person who was a Beneficial Owner, directly or indirectly, of securities in the Company representing more than 50% acquires additional securities in the Company, or (III) the Company converting from an incorporated entity to an unincorporated entity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or its successor; provided that the term “Committee” means (a) the Board when acting at any time in lieu of the Committee, (b) with respect to any decision involving an Award intended to satisfy the requirements of Code Section 162(m), a committee consisting of two or more Directors of the Company who are “outside directors” within the meaning of Code Section 162(m), and (c) with respect to any decision relating to a Reporting Person, a committee consisting solely of two or more Directors who are disinterested within the meaning of Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision. The mere fact that a Committee member shall fail to qualify as an “outside director” or as a “disinterested director” within the meaning of Code Section 162(m) and Rule 16b-3, respectively, shall not invalidate any Award made by the Committee which Award is otherwise validly made under this Plan.

“Common Stock” means the common stock, $[__] per value per share, of the Company. In the event of a change in the capital structure of the Company affecting the common stock (as provided in Section 9), the Shares resulting from such a change in the common stock shall be deemed to be Common Stock within the meaning of this Plan.

“Company” means Orchestra BioMed, Inc., a Delaware corporation; provided that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Conditions” has the meaninging set forth in Section 10(a).

“Confidentiality Agreement” has the meaning set forth in Section 10(a).

“Consultant” means any natural person (other than an Employee or Director), including an advisor, who provides bona fide services to the Company, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the Company’s parent, if such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Continuous Service” means a Participant’s period of service in the absence of any interruption or termination as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (a) sick leave; (b) military leave; (c) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (d) changes in status from Director to advisory director or emeritus status; or (e) transfers between locations of the Company or between the Company and its Affiliates. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service if the individual continues to perform bona fide services for the Company. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).

“Data” has the meaning set forth in Section 17(c) of the Plan.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” means (a) for an ISO, that the Participant is disabled within the meaning of Code section 22(e)(3), and (b) for other Awards, a physical or mental condition under which the Participant is receiving benefits under the Company’s long-term disability plan applicable to such Participant, and in the absence of such a plan that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or is expected to last for a continuous period of not less than 12 months.

“Effective Date” means the date determined in accordance with Section 1(d) of this Plan.

“Eligible Persons” has the meaning set forth in Section 1(b).

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes or, if in a jurisdiction that does not have employment taxes, any person whom the Company or any Affiliate classifies as an employee (including an officer), in either case whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, for purposes of this Plan and unless otherwise determined or provided by the Committee in the circumstances:

(i)	If the Shares are listed or admitted to trade on the New York Stock Exchange or other national securities exchange (the “Exchange”), the Fair Market Value shall equal the closing price of Shares as reported on the composite tape for securities on the Exchange for the date in question, or, if no sales of Shares were made on the Exchange on that date, the closing price of Shares as reported on said composite tape for the next preceding day on which sales of Shares were made on the Exchange. The Committee may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the closing price of Shares as reported on the composite tape for securities listed on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of Shares as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day.

(ii)	If Shares are not listed or admitted to trade on an Exchange, the Fair Market Value shall be the value as reasonably determined by the Committee for purposes of the Award in the circumstances; provided that Fair Market Value shall be determined pursuant to a valuation of the Company by an independent appraisal that meets the requirements of Section 401(a)(28)(C) of the Code as of a date that is no more than 12 months before the date of grant of the Award or another methodology for determining fair market value that complies with Section 409A of the Code.

The Committee also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Awards (for example, and without limitation, the Committee may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date). Any determination as to Fair Market Value made pursuant to this Plan shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be final, binding and conclusive on all persons with respect to Awards granted under this Plan.

“Good Reason” has the same meaning as set forth in any unexpired employment agreement or independent contractor agreement between the Company and the Participant for purposes of providing severance upon a resignation for Good Reason or, in the absence of such agreement, as set forth in the Participant’s Award Agreement. If no such alternative definitions for “Good Reason” exist, “Good Reason” means, with respect to a Participant, (A) a material reduction in the Participant’s authority, duties, and responsibilities, provided that a mere change in the Participant’s title shall not trigger Good Reason and Participant continuing in the same role on a divisional or business unit basis following the acquisition of the Company by a larger entity shall not trigger Good Reason, (B) the Participant being required to relocate his place of employment, other than a relocation within 50 miles of the Participant’s prior principal work site, or (C) a material reduction in the Participant’s Base Salary other than any such reduction consistent with a general reduction of pay for similarly-situated Participants; provided, however, that Good Reason shall exist only if the Participant provides the Company with written notice of the existence of one of the events, arising without the Participant’s consent, listed in the foregoing clauses (A) through (C) below within 30 days of the initial existence of such event; (2) the Company fails to cure such event within 30 days following the date such notice is given; and (3) the Participant elects to voluntarily terminate employment within the 90 day period immediately following such event.

“Grant Date” means the later of (a) the date designated as the “Grant Date” within an Award Agreement, and (b) the date on which the Committee determines the key terms of an Award, provided that as soon as reasonably practical thereafter the Committee both notifies the Eligible Person of the Award and enters into an Award Agreement with the Eligible Person.

“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. “Immediate Family” also shall include a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, any other entity in which these persons (or the employee) own more than 50% of the voting interests, and any person sharing the employee’s household (other than a tenant or employee).

“ISO” means an Option that qualifies for favorable income tax treatment under Code Section 422 and is specifically designated as an incentive stock option in an Award Agreement.

“Market Stand-Off” has the meaning set forth in Section 21(b).

“Non-ISO” means an Option not specifically designated as an ISO in an Award Agreement or not otherwise qualifying as an ISO.

“Option” means any right to buy Shares that is granted to a Participant pursuant to Section 4.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this Orechestra BioMed, Inc. 2018 Share Incentive Plan.

“Recapture” has the meaning set forth in Section 10(a).

“Rescission” has the meaning set forth in Section 10(a).

“Reimbursement” has the meaning set forth in Section 11(a) of this Plan.

“Reporting Person” means an Employee, Director, or Consultant who is required to file reports with the Securities and Exchange Commission pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder.

“Restricted Share” means a Share awarded with restrictions imposed under Section 5.

“Restricted Share Unit” or “RSU” means a right granted to a Participant to receive Shares or cash upon the lapse of restrictions imposed under Section 5.

“Section 409A Award” has the meaning set forth in Section 4(a)(i) of this Plan.

“Share” means a share of Common Stock of the Company, as adjusted in accordance with Section 9 of this Plan.

“Share Reserve” has the meaning set forth in Section 2(a).

“Termination” has the meaning set forth in Section 10(a) of this Plan.

“Successor Company” has the meanining set forth in Section 9(c).

“Unrestricted Shares” mean Shares that are both awarded to Participants pursuant to Section 5 of this Plan, and not subject to a “substantial risk of forfeiture” within the meaning of Code Section 83.

“U.S. Taxpayer” means an Eligible Person who is subject to U.S. taxation.

“Withholding Taxes” means the aggregate amount of federal, state, local and foreign income, social insurance, payroll, and other taxes that the Company and any Affiliates are required or permitted to withhold in connection with any Award.

FORM DESIGNATION OF DEATH BENEFICIARY

Orchestra BioMed, Inc.
2018 Stock Incentive Plan

————————————————

Designation of Death Beneficiary

————————————————

In connection with the Awards designated below that I have received pursuant to the Plan, I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards. This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:	________________________________________________

Address:	________________________________________________

________________________________________________

________________________________________________

Social Security No.:	________________________________________________

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

☐ any Award that I have received or ever receive under the Plan.

☐ the ________________ Award that I received pursuant to an award agreement dated _________ __, ___ between myself and the Company.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:
By:
Name of Participant

Sworn to before me this
____ day of ____________, 20__
__________________________
Notary Public
County of	__________________
State of	__________________

FORM NOTICE OF STOCK OPTION GRANT

Orchestra BioMed, Inc.
2018 Stock Incentive Plan

————————————————

Notice of Stock Option Grant

————————————————

Orchestra BioMed, Inc. (“Company”), pursuant to the 2018 Stock Incentive Plan (“Plan”), hereby grants you the opportunity under the Plan to purchase all or any part of the “Number of Shares Subject to the Option” and effective as of the “Grant Date” set forth below.

Optionholder Name:
Grant Date:
Type of Option:	[☐ An Incentive Stock Option (“ISO”)] ☐ A Non-Incentive Stock Option (“Non-ISO”)
Number of Shares Subject to the Option:
Vesting Schedule:	[Insert Vesting Schedule] subject to your Continuous Service as of each such date.]
Vesting Commencement Date:	☐ Same as Grant Date ☐ Date: ____________________
Exercise Price per Share:	$[insert]
Exercise Schedule (subject to Section 3 of the Option Agreement):	☐ Same as Vesting Schedule ☐ Early exercise permitted
Expiration Date:	☐ The ten-year anniversary of the Grant Date. [☐ The five-year anniversary of the Grant Date. (Select if the Participant is a Ten Percent Holder receiving an ISO.)]
Payment:

By one or a combination of the following items:

☐ By cash or check payable to the Company

☐ By delivery of already-owned Shares as described in the Plan

☐ By a “net exercise” arrangement (only if this is a Non-ISO), as described in the Plan

☐ By cashless exercise, as described in the Plan

This Option is subject to all terms and conditions set forth herein and in the Stock Option Award Agreement (Attachment I) and the Plan (Attachment II), all of which are incorporated herein in their entirety. This Option can only be exercised in conjunction with the Notice of Exercise in the form prescribed by the Committee at the time of exercise. The current Notice of Exercise form is attached as Attachment III for reference. Capitalized terms not explicitly defined herein are defined in the Plan. If this Notice of Stock Option Grant, Stock Option Award Agreement, or Notice of Exercise conflict with the Plan, the Plan will control.

OPTIONHOLDER:

(Date)	(Signature)

Name (Please Print)

Attachment I

Orchestra BioMed, Inc.
2018 Stock Incentive Plan
————————————————
Stock Option Agreement
————————————————

1

Attachment II

Orchestra BioMed, Inc.
2018 Stock Incentive Plan
————————————————
Plan Document
————————————————

2

ATTACHMENT III

Orchestra BioMed, Inc.
2018 Stock Incentive Plan
————————————————
Stock Option Notice of Exercise
————————————————

3

FORM NOTICE OF GRANT OF RESTRICTED SHARES

Orchestra BioMed, Inc.
2018 Stock Incentive Plan
————————————————
Notice of Grant of Restricted Shares
————————————————

Orchestra BioMed, Inc. (“Company”), pursuant to the 2018 Stock Incentive Plan (“Plan”), hereby awards you Restricted Shares as set forth below:

Participant Name:
Grant Date:
Number of Restricted Shares Awarded:
Vesting Schedule:	[Insert vesting schedule] subject to your Continuous Service as of each such date.
Vesting Commencement Date:	☐ Same as Grant Date ☐ Date: ____________________
Purchase Price per Share (if applicable):
§ 83(b) Elections	Allowed using the Election attached as Attachment III

This award of Restricted Shares is subject to all terms and conditions set forth herein and in the Restricted Share Award Agreement (Attachment I), the Plan (Attachment II), the Section 83(b) Election: Restricted Stock (Attachment III), and Designation of Death Beneficiary (Attachment IV), all of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein are defined in the Plan. If this Notice of Grant of Restricted Shares or Restricted Share Award Agreement conflict with the Plan, the Plan will control.

PARTICIPANT:

(Date)	(Signature)

Name (Please Print)

1

Attachment I

Orchestra BioMed, Inc.
2018 Stock Incentive Plan
————————————————
Restricted Share Award Agreement
————————————————

1

Attachment II

Orchestra BioMed, Inc.
2018 Stock Incentive Plan
————————————————
Plan Document
————————————————

2

Attachment III

Orchestra BioMed, Inc.
2018 Stock Incentive Plan
————————————————
Section 83(b) Election: Restricted Stock
————————————————

3

Attachment IV

Orchestra BioMed, Inc.
2018 Stock Incentive Plan
————————————————
Designation of Death Beneficiary
————————————————

4

FORM 83(b) ELECTION

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:	TAXPAYER:	SPOUSE:

ADDRESS:

IDENTIFICATION NO.:	TAXPAYER:	SPOUSE:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: _______.

3.	The date on which the property was transferred is: _________, _______.

4.	The property is subject to the following restrictions:
The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in the agreement.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $_____________.

6.	The amount (if any) paid for such property is: $____________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of the United States Internal Revenue Service.

Dated: _______________, _______	_________________________________________
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: _______________, _______	_________________________________________
Spouse of Taxpayer

FORM RESTRICTED SHARE AWARD AGREEMENT

Orchestra BioMed, Inc.
2018 Stock Incentive Plan

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Restricted Share Award Agreement

————————————————

By this Restricted Share Award Agreement (“Award Agreement”), Orchestra BioMed, Inc. (“Company”) has granted you an award of Restricted Shares (“Award”) under its 2018 Stock Incentive Plan (“Plan”), as set forth in the attached Notice of Grant of Restricted Shares (“Grant Notice”). Capitalized terms not explicitly defined herein are defined in the Plan.

1. Vesting. Your Award will vest as provided in your Grant Notice.

2. Termination of Continuous Service. Subject to the terms of any employment agreement between you and the Company and/or its subsidiaries then in effect (“Employment Agreement”), this Award shall be canceled and become automatically null and void (and you will forfeit all rights to and regarding any unvested Restricted Shares without any payment whatsoever to you) immediately after termination of your Continuous Service for any reason, but only to the extent you have not become vested in your Restricted Shares on or at the time your Continuous Service ends.

3. Voting Rights. As the owner of record of any Restricted Shares you qualify to receive pursuant to this Award Agreement, you will be entitled to vote such Restricted Shares, provided you hold them on the particular record date for determining stockholders of record entitled to vote.

4. Dividend Rights. You shall receive any dividends paid between the Grant Date and the date you are issued unrestricted Shares at the same time you receive the unrestricted Shares to which such dividends relate. To the extent that your Continuous Service ends before full vesting of your Restricted Shares, you will forfeit all cash and Share-based dividends that are attributable to all of your non-vested Restricted Shares.

5. Settlement Through Issuance of Unrestricted Shares. No unrestricted Shares will be issued before you complete the requirements that are necessary for you to vest in your Restricted Shares. The Company will issue to you or your duly-authorized transferee, free from vesting restrictions (but subject to such legends as the Company determines to be appropriate), one unrestricted Share for each vested Restricted Share, as soon as practicable after the date on which your Restricted Shares vest in whole or in part; provided that the number of Shares issued to you shall be reduced by a number of Shares having a Fair Market Value equal to the sum of (I) the par value per Share issued, if any, that has not already been paid by cash or check payable to the Company, or otherwise (as payment thereof), plus, if the Company so determines in its sole and absolute discretion, (II) the minimum statutory Withholding Taxes required in connection with the settlement of your Restricted Shares, and with cash being withheld from your pay for any additional withholding and employment taxes that Applicable Laws may require. Certificates shall not be delivered to you unless and until all applicable conditions of this Award have been satisfied, including all employment and tax-withholding obligations.

6. Conditions on Issuance of Shares. Notwithstanding any other provision of the Plan or of this Award Agreement, your receipt of Shares pursuant to this Award shall be contingent on your becoming a party to the Company’s Voting Agreement, as is then in effect.

7. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest, if any, in this Award and any underlying Shares. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached to your Grant Notice as Attachment IV (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Death Beneficiary to the Company. To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

8. Investment Purposes. By executing this Award, you represent and warrant to the Company that any Restricted Shares issued to you will be for investment for your own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

9. Right of First Refusal. Unrestricted Shares you acquire under this Award are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right; provided, however, that if there is no right of first refusal described in the Company’s bylaws at such time, the right of first refusal described below will apply. The Company’s right of first refusal will expire on the first date upon which any security of the Company is listed on a national securities exchange or quotation system (the “Listing Date”).

(a)	Prior to the Listing Date, you may not validly Transfer (as defined below) any Shares acquired pursuant to this Award, or any interest in such Shares, unless such Transfer is made in compliance with the following provisions:

(i)	Before there can be a valid Transfer of any Shares or any interest therein, the record holder of the Shares to be transferred (the “Offered Shares”) will give written notice (by registered or certified mail) to the Company. Such notice will specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee (or, if the proposed Transfer is one in which the holder will not receive cash, such as an involuntary transfer, gift, donation or pledge, the holder will state that no purchase price is being proposed), and the other terms and conditions of the proposed Transfer. The date such notice is mailed will be hereinafter referred to as the “Notice Date” and the record holder of the Offered Shares will be hereinafter referred to as the “Offeror.” If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding Common Stock which is subject to the provisions of your Restricted Shares, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the Shares acquired pursuant to this Award will be immediately subject to the Company’s Right of First Refusal (as defined below) with the same force and effect as the Shares subject to the Right of First Refusal immediately before such event.

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(ii)	For a period of 30 calendar days after the Notice Date, or such longer period as may be required to avoid the classification of your Award as a liability for financial accounting purposes, the Company will have the option to purchase all (but not less than all) of the Offered Shares at the purchase price and on the terms set forth in Section 9(a)(iii) (the Company’s “Right of First Refusal”). In the event that the proposed Transfer is one involving no payment of a purchase price, the purchase price will be deemed to be the Fair Market Value of the Offered Shares as determined in good faith by the Board in its discretion. The Company may exercise its Right of First Refusal by mailing (by registered or certified mail) written notice of exercise of its Right of First Refusal to the Offeror prior to the end of said 30 days (including any extension required to avoid classification of the Award as a liability for financial accounting purposes).

(iii)	The price at which the Company may purchase the Offered Shares pursuant to the exercise of its Right of First Refusal will be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the notice required under Section 9(a)(i)), or the Fair Market Value as determined by the Board in the event no purchase price is involved. To the extent consideration other than cash is offered by the proposed transferee, the Company will not be required to pay any additional amounts to the Offeror other than the cash price offered (or the Fair Market Value, if applicable). The Company’s notice of exercise of its Right of First Refusal will be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company will acquire full right, title and interest to all of the Offered Shares.

(iv)	If, and only if, the option given pursuant to Section 9(a)(ii) is not exercised, the Transfer proposed in the notice given pursuant to Section 9(a)(i) may take place; provided, however, that such Transfer must, in all respects, be exactly as proposed in said notice except that such Transfer may not take place either before the 10th calendar day after the expiration of the 30 day option exercise period or after the 90th calendar day after the expiration of the 30 day option exercise period, and if such Transfer has not taken place prior to said 90th day, such Transfer may not take place without once again complying with this Section 9(a). The option exercise periods in this Section 9(a)(iv) will be adjusted to include any extension required to avoid the classification of your Award as a liability for financial accounting purposes.

(b)	As used in this Section 9, the term “Transfer” means any sale, encumbrance, pledge, gift or other form of disposition or transfer of Shares or any legal or equitable interest therein; provided, however, that the term Transfer does not include a transfer of such Shares or interests by will or intestacy to your Immediate Family. In such case, the transferee or other recipient will receive and hold the Shares so transferred subject to the provisions of this Section, and there will be no further transfer of such Shares except in accordance with the terms of this Section 9.

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(c)	No Shares acquired pursuant to this Award will be transferred on the Company’s books nor will the Company recognize any such Transfer of any such Shares or any interest therein unless and until all applicable provisions of this Section 9 have been complied with in all respects. The certificates of stock evidencing Shares underlying this Award will bear an appropriate legend referring to the transfer restrictions imposed by this Section 9.

(d)	To ensure that the Shares subject to the Company’s Right of First Refusal will be available for repurchase by the Company, the Company may deposit unrestricted Shares that you otherwise would receive under this Award with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit, the Company reserves the right at any time to require you to so deposit the certificates in escrow. As soon as practicable after the expiration of the Company’s Right of First Refusal, the agent will deliver to you the Shares and any other property no longer subject to such restriction. In the event the Shares and any other property held in escrow are subject to the Company’s exercise of its Right of First Refusal, the notices required to be given to you will be given to the escrow agent, and any payment required to be given to you will be given to the escrow agent. Within 30 days after payment by the Company for the Offered Shares, the escrow agent will deliver the Offered Shares that the Company has repurchased to the Company and will deliver the payment received from the Company to you.

10. Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Exchange Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Exchange Act or the securities laws of any state or any other law or to enforce the intent of this Award.

11. Transferability. Except as otherwise provided in Section 8 of the Plan, your Award is not transferable.

12. Not a Contract of Employment. By executing this Award Agreement you acknowledge and agree that (i) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (ii) the Company would not have granted this Award to you but for these acknowledgements and agreements.

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13. Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

14. Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

15. Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

16. Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

17. Modifications. This Award Agreement may be modified or amended at any time, in accordance with Section 14 of the Plan.

18. Tax Consequences. Section 7 of the Plan is hereby incorporated herein by reference. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities.

19. Notices.

(a)	All notices required or permitted under your Award or the Plan shall be in writing (including electronically) and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, addressed to you at the last address you provided to the Company, or at such other address as such party may designate by ten days advance written notice to the other party hereto.

(b)	The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, though you may opt out of such electronic delivery and electronic system by notifying the [title] of the Company.

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20. Governing Plan Document. Your Award is subject to all Plan provisions, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

21. Consent For Data Transfer. Section 17(c) of the Plan is hereby incorporated by reference.

22. Waiver of Statutory Information Rights. You understand and agree that, but for the waiver made herein, you would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights you may have as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until the date of an initial public offering, you hereby unconditionally and irrevocably waive the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights that you may have under any other written agreement between you and the Company.

23. Governing Law. The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

[Participant’s signature page follows]

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PARTICIPANT:

(Date)	(Signature)

Name (Please Print)

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FORM NOTICE OF EXERCISE

Orchestra BioMed, Inc.
2018 Stock Incentive Plan

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Notice of Exercise

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Orchestra BioMed, Inc. [Address] [City and State]	Date of Exercise:_________

This constitutes notice to Orchestra BioMed, Inc. (the “Company”) under my stock Option that I elect to purchase the below number of Shares for the price set forth below. Capitalized terms have the meaning set forth in the Plan and the Option.

Type of option (check one):	Incentive (ISO) ☐	Non-Incentive (Non-ISO) ☐

Stock option dated:

Number of Shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$	$

Cash payment delivered herewith:	$	$

By this exercise, I agree (i) to provide such additional documents as the Company may require pursuant to the terms of the 2018 Stock Incentive Plan, (ii) to provide for the payment by me to the Company (in the manner designated by the Company) of the Company’s withholding obligation, if any, relating to the exercise of this Option, and (iii) if this exercise relates to an ISO, to notify the Company in writing within 15 days after the date of any disposition of any of the Shares issued upon exercise of this Option that occurs within two years after the date of grant of this Option or within one year after such Shares are issued upon exercise of this Option.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Exchange Act, and for such period of time, not exceeding 180 days, following the date of the final prospectus for the offering as may be requested by the Company or such underwriters, I will not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired pursuant to Awards without the prior written consent of the Company or its underwriters. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of the applicable Market Stand-Off period.

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I understand that, in order for this exercise to be effective, I must execute the attached “Joinder Agreement,” which will bind me to the Company’s Voting Agreement.

I hereby (i) unconditionally and irrevocably waive any rights I might otherwise have under Section 220 of the Delaware General Corporation Law or other applicable law to inspect for any proper purpose and to make copies and extracts from the Company’s stock ledger, a list of its stockholders and its other books and records and the books and records of any subsidiary of the Company (collectively, “Inspection Rights”), and (ii) covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise any Inspection Rights. My obligations under this paragraph will lapse on the first sale of the Company’s common stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

I hereby unconditionally and irrevocably waive any rights I might otherwise have under Section 262 of the Delaware General Corporation Law or other applicable law to appraisal rights with respect to all current and future Shares I may own.

Very truly yours,

(Signature)

Name (Please Print)

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FORM STOCK OPTION AWARD AGREEMENT

Orchestra BioMed, Inc.
2018 Stock Incentive Plan

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Stock Option Award Agreement

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By this Stock Option Award Agreement, Orchestra BioMed, Inc. (“Company”) has granted you an Option under its 2018 Stock Incentive Plan (“Plan”), as set forth in the attached Notice of Stock Option Grant (“Grant Notice”). Capitalized terms not explicitly defined herein are defined in the Plan. The details of your Option, in addition to those set forth in the Plan, are as follows:

1. Vesting. Your Option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

2. Exercise Prior to Vesting (“Early Exercise”). If the “Exercise Schedule” in your Grant Notice indicates “Early Exercise Permitted,” you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your Option, to exercise all or part of your Option, including the unvested portion of your Option; provided, however, that:

(a) a partial exercise of your Option will be deemed to cover first vested Shares and then the earliest vesting installment of unvested Shares;

(b) any Shares so purchased from installments unvested as of the date of exercise will be subject to the Company’s “Repurchase Option” described in the Company’s form of Early Exercise Stock Purchase Agreement; and

(c) you will enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

3. Method of Exercise.

(a) The Plan sets forth rules for the exercise of your Option. You must pay the full amount of the exercise price for the Shares you wish to exercise, in any manner permitted by your Grant Notice or as otherwise permitted by the Committee. You must also execute the then- current form of written notice approved by the Committee. The current form of exercise is attached as Attachment III to your Grant Notice.

4. Right of First Refusal. Shares you acquire upon exercise of your Option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right; provided, however, that if there is no right of first refusal described in the Company’s bylaws at such time, the right of first refusal described below will apply. The Company’s right of first refusal will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system (the “Listing Date”).

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(a) Prior to the Listing Date, you may not validly Transfer (as defined below) any Shares acquired upon exercise of your Option, or any interest in such Shares, unless such Transfer is made in compliance with the following provisions:

(i) Before there can be a valid Transfer of any Shares or any interest therein, the record holder of the Shares to be transferred (the “Offered Shares”) will give written notice (by registered or certified mail) to the Company. Such notice will specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee (or, if the proposed Transfer is one in which the holder will not receive cash, such as an involuntary transfer, gift, donation or pledge, the holder will state that no purchase price is being proposed), and the other terms and conditions of the proposed Transfer. The date such notice is mailed will be hereinafter referred to as the “Notice Date” and the record holder of the Offered Shares will be hereinafter referred to as the “Offeror.” If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding Common Stock which is subject to the provisions of your Option, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the Shares acquired upon exercise of your Option will be immediately subject to the Company’s Right of First Refusal (as defined below) with the same force and effect as the Shares subject to the Right of First Refusal immediately before such event.

(ii) For a period of 30 calendar days after the Notice Date, or such longer period as may be required to avoid the classification of your Option as a liability for financial accounting purposes, the Company will have the option to purchase all (but not less than all) of the Offered Shares at the purchase price and on the terms set forth in Section 4(a)(iii) (the Company’s “Right of First Refusal”). In the event that the proposed Transfer is one involving no payment of a purchase price, the purchase price will be deemed to be the Fair Market Value of the Offered Shares as determined in good faith by the Board in its discretion. The Company may exercise its Right of First Refusal by mailing (by registered or certified mail) written notice of exercise of its Right of First Refusal to the Offeror prior to the end of said 30 days (including any extension required to avoid classification of the Option as a liability for financial accounting purposes).

(iii) The price at which the Company may purchase the Offered Shares pursuant to the exercise of its Right of First Refusal will be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the notice required under Section 4(a)(i)), or the Fair Market Value as determined by the Board in the event no purchase price is involved. To the extent consideration other than cash is offered by the proposed transferee, the Company will not be required to pay any additional amounts to the Offeror other than the cash price offered (or the Fair Market Value, if applicable). The Company’s notice of exercise of its Right of First Refusal will be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company will acquire full right, title and interest to all of the Offered Shares.

(iv) If, and only if, the option given pursuant to Section 4(a)(ii) is not exercised, the Transfer proposed in the notice given pursuant to Section 4(a)(ii) may take place; provided, however, that such Transfer must, in all respects, be exactly as proposed in said notice except that such Transfer may not take place either before the 10th calendar day after the expiration of the 30 day option exercise period or after the 90th calendar day after the expiration of the 30 day option exercise period, and if such Transfer has not taken place prior to said 90th day, such Transfer may not take place without once again complying with this Section 4(a). The option exercise periods in this Section 4(a)(iv) will be adjusted to include any extension required to avoid the classification of your option as a liability for financial accounting purposes.

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(b) As used in this Section 4, the term “Transfer” means any sale, encumbrance, pledge, gift or other form of disposition or transfer of Shares or any legal or equitable interest therein; provided, however, that the term Transfer does not include a transfer of such Shares or interests by will or intestacy to your Immediate Family. In such case, the transferee or other recipient will receive and hold the Shares so transferred subject to the provisions of this Section, and there will be no further transfer of such Shares except in accordance with the terms of this Section 4.

(c) No Shares purchased on exercise of your Option will be transferred on the Company’s books nor will the Company recognize any such Transfer of any such Shares or any interest therein unless and until all applicable provisions of this Section 4 have been complied with in all respects. The certificates of stock evidencing Shares purchased on exercise of your Option will bear an appropriate legend referring to the transfer restrictions imposed by this Section 4.

(d) To ensure that the Shares subject to the Company’s Right of First Refusal will be available for repurchase by the Company, the Company may require you to deposit the certificates evidencing the Shares that you purchase upon exercise of your Option with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of your Option, the Company reserves the right at any time to require you to so deposit the certificates in escrow. As soon as practicable after the expiration of the Company’s Right of First Refusal, the agent will deliver to you the Shares and any other property no longer subject to such restriction. In the event the Shares and any other property held in escrow are subject to the Company’s exercise of its Right of First Refusal, the notices required to be given to you will be given to the escrow agent, and any payment required to be given to you will be given to the escrow agent. Within 30 days after payment by the Company for the Offered Shares, the escrow agent will deliver the Offered Shares that the Company has repurchased to the Company and will deliver the payment received from the Company to you.

5. Right of Repurchase. To the extent provided in the Company’s bylaws in effect at such time the Company elects to exercise its right, the Company will have the right to repurchase all or any part of the Shares you acquire pursuant to the exercise of your Option.

6. Withholding Obligations. You may not exercise your Option unless the Withholding Tax obligations of the Company and any Affiliate are satisfied. Accordingly, you may not be able to exercise your Option when desired even though your Option is vested, and the Company will have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for herein, if applicable, unless such obligations are satisfied.

7. Transferability. Except as otherwise provided in the Plan, your Option is not transferable and is exercisable during your life only by you.

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8. Not a Contract of Employment. By executing this Award Agreement you acknowledge and agree that (i) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (ii) the Company would not have granted this Award to you but for these acknowledgements and agreements.

9. Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

10. Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

11. Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

12. Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

13. Modifications. This Award Agreement may be modified or amended at any time, in accordance with the Plan.

14. Notices.

(a) All notices required or permitted under your Option or the Plan shall be in writing (including electronically) and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, addressed to you at the last address you provided to the Company, or at such other address as such party may designate by ten days advance written notice to the other party hereto.

(b) By accepting this Option, you consent to receive all documents related to participation in the Plan and this Option by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, though you may opt out of such electronic delivery and electronic system by notifying the [title] of the Company.

15. Governing Plan Document. Your Option is subject to all Plan provisions, the provisions of which are hereby made a part of your Option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.

16. Consent For Data Transfer. You specifically consent to the collection, use, and transfer, in electronic or other form, of your personal data as described in the Plan.

OPTIONHOLDER:

(Date)	(Signature)

Name (Please Print)

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